CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

Exhibit 10.18.2

14 November, 2005

Sumitomo Chemical Co., Ltd.

2-27-1, Shinkawa, Chuo-ku

Tokyo 104-8260

JAPAN

Ladies and Gentlemen:

Reference is made to the License Agreement (the “Agreement”), dated November 13, 2001, by and between Cambridge Display Technology Limited (“Licensor”) and The Dow Chemical Company (“Licensee”), is hereby amended as follows as of this 14th day of November, 2005. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, on November 13, 2001, the parties hereto entered into the Agreement; and

WHEREAS, concurrently with the execution and delivery of this Amendment, Licensor and Sumitomo Chemical Co., Ltd. (“Sumitomo”), who is assigned the Agreement on May 13, 2005, are entering into that certain Joint Venture Agreement (the “Joint Venture Agreement”) providing for the establishment of a new joint venture company (“Newco”) to be owned by Licensor and Sumitomo; and

WHEREAS, in connection with the Joint Venture Agreement, the parties desire to enter into this side letter agreement and agree to and acknowledge the following:

Right to Sublicense. Licensor hereby grants to Sumitomo the right to grant sublicenses under the Agreement.

2a)

Licensed Patents. Subject to 2b) below, Appendix A of the Agreement shall be replaced with Appendix A attached hereto. Appendix A may be modified in the future by written requests from Sumitomo to add or delete patent publications from the list. Appendix A shall be updated at least annually to reflect patent applications that have been abandoned as well as continuation, divisional or national stage applications that may have been filed.

2b)	Licensed Patents subject to third party rights - certain patents in Appendix A that are marked “C” are licensed to Sumitomo under the terms of the Agreement only insofar as they relate to polyfluorenes.

3	Financial Provisions. Upon the granting of a sublicense by Sumitomo to Newco (as such, the “Sublicensee”), Section 4.1 of the Agreement shall be deleted and the following shall apply:

a) The Sublicensee will pay to CDT or its designated Affiliate, (i) on December 31, 2006, a lump sum fee of “***”, and (ii) a royalty on all sales of Polyfluorene-Based Materials for light emission applications and for use in Photovoltaic and Photodetector devices equal to “***” of Sublicensee’s Net Sales.”

b) For the avoidance of doubt, the royalties payable under the Agreement and pursuant to each of the License Agreement dated 14 November 2005 by and between CDT Oxford Limited and Sumation Company Limited and the License Agreement dated August 13, 2001 by and between Cambridge Display Technology Limited and Sumitomo Chemical Co. Ltd., as amended (collectively, the “License Agreements”), shall be calculated in a manner such that the aggregate amount of royalty payments under the License Agreements shall be an amount equal to “***” of net sales and shall not be individually aggregated together to represent “***” of net sales.

c) Notwithstanding anything to the contrary contained in the Agreement, it is specifically agreed that Licensee pay any running royalties only on or after “***”.

This letter agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original and all of which counterparts, when taken together, shall construct one and the same agreement.

This letter agreement shall be governed by and construed and enforced in accordance with the laws of England.

***	CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.

If the foregoing correctly sets forth our understanding as to the matters covered hereby, please execute and return to the undersigned the enclosed copy of this letter.

Very truly yours,

CAMBRIDGE DISPLAY TECHNOLOGY LIMITED

By:	/s/ Stephen Chandler
	Name:	Stephen Chandler
	Title:	VP Legal and IP

ACCEPTED AND AGREED TO:

SUMITOMO CHEMICAL CO., LTD.

By:	/s/ Kiyohiko Nakae
	Name:	Kiyohiko Nakae
	Title:	Managing Executive Officer

Appendix A

“***”

***	CONFIDENTIAL MATERIAL REDACTED AND SEPARATELY FILED WITH THE COMMISSION.